UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 29, 2016, we entered into a Third Amendment to the Unrestricted and Open Line of Credit (“Amendment”), with Esenjay Investments, LLC, our major stockholder and principal credit line holder (“Esenjay”), pursuant to which we agreed to amend certain terms of the Unrestricted and Open Line of Credit dated September 24, 2012, as amended by that certain First Amendment to the Unrestricted and Open Line of Credit dated October 16, 2013, as further amended by that certain Second Amendment to the Unrestricted and Open Line of Credit dated December 29, 2015 (as amended, the “Agreement”). Under the Amendment, the Agreement was modified and amended to increase the maximum principal amount available under the Agreement from $2,500,000 to $3,500,000. As of March 29, 2016, Esenjay has advanced us an aggregate of $2,475,000 under the Agreement.

Michael Johnson, our director, is a director and shareholder of Esenjay as further described in our Form 10-K for the fiscal year ended June 30, 2015.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, a copy of which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment to the Unrestricted and Open Line of Credit

__________________

*filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: March 31, 2016	/s/ Ron Dutt
Ron Dutt, Chief Executive Officer and Interim Chief Financial Officer